UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2024

ASPEN AEROGELS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36481	04-3559972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Forbes Road Building B
Northborough, Massachusetts	01532
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 691-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASPN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2024, the Board of Directors (the “Board”) of Aspen Aerogels, Inc. (the “Company”) appointed Cari Robinson to join the Board to serve as a Class I director until the Company’s 2027 Annual Meeting of Stockholders. The Board also appointed Ms. Robinson to the Audit Committee and the Nominating, Governance and Sustainability Committee of the Board.

Ms. Robinson, 61, currently serves as Senior Managing Director at August Strategic Communications, a strategic communications and crisis advisory firm, where she advises clients on matters in areas including reputation management, crisis management, litigation and investigations, and cybersecurity and data breach incident response. In February 2023, Ms. Robinson founded Black Dog Advisory, LLC, a consulting firm providing services in connection with organizational transformation, risk, governance, cybersecurity preparedness, compliance and regulatory issues. From July 2019 to January 2022, Ms. Robinson served as Executive Vice President and General Counsel of Revlon, Inc., where she oversaw Revlon’s enterprise-wide legal, physical security, compliance, regulatory and corporate governance affairs globally. From October 2000 to July 2019, Ms. Robinson served in several positions at the International Business Machines Corporation (“IBM”), including as Associate General Counsel, Corporate Litigation and as Vice President, Assistant General Counsel, Investigations & Cybersecurity, where she established and led a global team responsible for handling internal investigations, regulatory matters, cybersecurity incidents and data breaches. Ms. Robinson was an Assistant United States Attorney in the Criminal Division of the United States Attorney’s Office, Southern District of New York, and before that, she was an associate at the law firm of Davis Polk & Wardwell. Ms. Robinson received her Bachelor of Arts in English from Vassar College and her Juris Doctor from Emory University School of Law.

The Board has determined that Ms. Robinson is an independent director for purposes of serving on the Board and its committees. There are no arrangements or understandings between Ms. Robinson and any other person pursuant to which Ms. Robinson was appointed as a director. There are no transactions to which the Company is a participant and in which Ms. Robinson has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Ms. Robinson will be entitled to the compensation paid by the Company to all of its non-employee directors under the Company’s Director Compensation Policy, including an annual retainer of $45,000 for service on the Board, an annual retainer of $7,500 for service on the Audit Committee, and an annual retainer of $4,000 for service on the  Nominating, Governance and Sustainability Committee (pro-rated for the portion of the year in which she serves as a member of the Board, Audit Committee, and  Nominating, Governance and Sustainability Committee). In accordance with the Company’s Director Compensation Policy and pursuant to the Aspen Aerogels 2023 Equity Incentive Plan (the “Plan”), Ms. Robinson was also awarded a pro rated initial equity grant of $44,340 of restricted stock and $26,921 of stock options on the date of her appointment to the Board, vesting on the earlier of May 30, 2025, the day prior to the Company’s 2025 annual meeting of stockholders, or the occurrence of a Change in Control (as defined in the Plan). The Director Compensation Policy is filed as Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q, filed by the Company on August 1, 2024, and is incorporated herein by reference.

Ms. Robinson has also entered into an indemnification agreement in the form the Company has entered into with its other non-employee directors, which form is filed as Exhibit 10.18 to the Company’s Amendment No. 1 to its Registration Statement on Form S-1, filed by the Company on May 14, 2014, and is incorporated herein by reference.

On August 15, 2024, the Company issued a press release announcing the appointment of Ms. Robinson to the Board, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 15, 2024

10.1+	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.18 to the Company’s Amendment No. 1 to its Registration Statement on Form S-1, filed by the Company on May 14, 2014)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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+ Management contract or compensatory plan or arrangement.

The press release may contain hypertext links to information on our website. The information on our website is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspen Aerogels, Inc.

Date: August 15, 2024	By:	/s/ Ricardo C. Rodriguez
	Name:	Ricardo C. Rodriguez
	Title:	Chief Financial Officer and Treasurer